Exhibit 9.01.2

John R. Fahy	___________________
Direct 817.878.0567	www.whitakerchalk.com

December 18, 2013

Cynthia Antanaitis
Assistant Director
Securities Investment Division
Connecticut Department of Banking
260 Constitution Plaza
Hartford, CT 06103
Via e-mail:  _____________

Re:	Request for written statement pursuant to SEC Rule 506(d)(2)(iii) Starboard Resources, Inc., CIK #0001554970.

In the Matter of Gregory Richard Imbruce, Hunton Oil Partners LP, Hunton Oil Genpar LLC, Giddings Oil & Gas LP, Giddings Genpar, LLC, Asym Energy Fund III LP and Asym Capital III LLC, Order to Cease and Desist, Notice of Intent to Fine and Notice of Right to Hearing, Docket No. CF-13-8064-S.

Dear Ms. Antanaitis:

On behalf of Starboard Resources, Inc. (“Starboard”) we are requesting that the Connecticut Department of Banking to: 1) review Starboard’s request for a determination that disqualification of Starboard from offering securities using the SEC Rule 506 securities registration safe harbor exemption “should not arise as a consequence of” the Order to Cease and Desist referenced above; and 2) notify the U.S. Securities and Exchange Commission (“SEC”) in writing that it has determined that disqualification of Starboard from offering securities using the SEC Rule 506 securities registration safe harbor exemption “should not arise as a consequence of” the Order to Cease and Desist referenced above and any subsequent order issued in connection with Matter No. CF-13-8064-S.

Briefly, Starboard is a reporting issuer to the SEC.  Its public filings are available at www.sec.gov.  Its Form 10 filings were recently reviewed by the SEC’s Division of Corporation Finance and it received a no further comments notice.  Additionally, the Division of Corporation Finance declared effective Starboard’s Form S-1 registration statement in November 2013.  Thus Starboard has become a reporting issuer through a process that included a review of its registration statements by the SEC’s Division of Corporation Finance and not through any backdoor method, such as a reverse merger.

WHITAKER CHALK SWINDLE & SCHWARTZ PLLC
301 Commerce Street •Suite 3500 •Fort Worth, Texas 76102-4135
817.878.0500 • Metro 817.429.6268 • FAX 817.878.0501

Cynthia Antanaitis
Assistant Director
Securities Investment Division
Connecticut Department of Banking
December 18, 2013

The above-referenced Order makes Starboard subject to the disqualification under SEC Rule 506(d)(1)(iii) because the Order makes findings of violations of the anti-fraud provisions of the Connecticut Uniform Securities Act against Giddings Oil & Gas LP, Asym Energy Fund II LP and Hunton Oil Partners LP.  These respondents collectively own 77.9382% of Starboard’s shareholder voting interest.  Further, two of the respondents, Giddings Oil & Gas LP and Asym Energy Fund II LP each exceed the 20% voting interest threshold stated in SEC Rule 506(d)(1).  Under SEC Rule 506(d)(1) Starboard is not permitted to use the SEC Rule 506 safe harbor exemption from registration for the sale of its securities because of the above shareholder voting interest.

In considering whether to notify the SEC that Starboard's disqualification from being able to issue securities using the SEC Rule 506 safe harbor from securities registration “should not arise as a consequence of” the Order to Cease and Desist, please consider the following:

1)	Starboard is a SEC reporting issuer and its disclosures have recently passed through the comment process with the SEC’s Division of Corporation Finance;

2)	Starboard is not a respondent in the Order to Cease and Desist;

3)
The only individual respondent in the Order, Gregory Richard Imbruce, is not a Starboard officer or director.  Moreover, Mr. Imbruce has not been a Starboard officer or director for more than one and a half years;

4)
As further described in Starboard’s Form S-1/A dated October 25, 2013, the limited partners of Giddings Oil & Gas LP, Asym Energy Fund II LP and Hunton Oil Partners LP claim to have voted to remove Giddings Genpar LLC, Asym Capital III LLC and Hunton Oil Genpar LLC as general partners of the referenced partnerships.  Consequently, Mr. Imbruce’s, Giddings Genpar LLC’s, Asym Capital III LLC’s and Hunton Oil Genpar LLC’s authority to direct the voting of Starboard common stock shares is, at best, contested; and

5)
The limited partners of Giddings Oil & Gas LP, Asym Energy Fund II LP and Hunton Oil Partners LP are suing or pursuing arbitration against Giddings Genpar LLC, Asym Capital III LLC and Hunton Oil Genpar LLC and seeking remedies that include enjoining Giddings Genpar LLC, Asym Capital III LLC and Hunton Oil Genpar LLC from “acting as or exercising any rights as General Partner” of Giddings Oil & Gas LP, Asym Energy Fund II LP and Hunton Oil Partners LP.1

______________________________
1
See 454, 509, 530, 552 and 608 of Third Amended Complaint in Cause Nos. FST-CV-12-5013927-S and FST-CV-12-6014987-S, styled Charles Henry II, Ahmed Ammar, John P. Vaile as Trustee of John P. Vaile Living Trust, John Paul Otieno, SOSventures, LLC, Bradford Higgins, William Mahoney, Robert J. Conrads, Edward M. Conrads, William F. Pettinati, Jr. individually and derivatively on behalf of Giddings Oil & Gas LP, Hunton Oil Partners LP and Asym Energy Fund LP v. Gregory Imbruce, Giddings Investments LLC, Giddings Genpar LLC, Hunton Oil Genpar LLC, Asym Capital III LLC, Starboard Resources, Inc., Glenrose Holdings LLC and Asym Energy Investments LLC dated June 6, 2013.

Cynthia Antanaitis
Assistant Director
Securities Investment Division
Connecticut Department of Banking
December 18, 2013

Accordingly, Starboard requests that the Department of Banking: 1) determine that disqualification of Starboard from offering securities using the SEC Rule 506 securities registration safe harbor exemption “should not arise as a consequence of” the Order to Cease and Desist; and 2) notify the SEC in writing that it has determined, pursuant to the Department of Banking’s authority under SEC Rule 506(d)(2)(iii), that that disqualification of Starboard from offering securities using the SEC Rule 506 securities registration safe harbor exemption “should not arise as a consequence of” the Order to Cease and Desist referenced above and any subsequent order issued in connection with Matter No. CF-13-8064-S.

Starboard acknowledges and understands that if the Department of Banking notifies the SEC in writing that the disqualification of Starboard from offering securities using the SEC Rule 506 securities registration safe harbor exemption “should not arise as a consequence of” the Order to Cease and Desist referenced above and any subsequent order issued in connection with Matter No. CF-13-8064-S, it may alter, modify or withdraw that notice if Gregory Imbruce becomes a Starboard officer or director or if Gregory Imbruce directly or indirectly votes 20% or more of Starboard’s voting interest at a Starboard shareholder meeting or via shareholder consent in a vote accepted by Starboard into its corporate minutes.

Per SEC Rule 506(d)(2)(iii), notice of a determination to grant this request by the Department of Banking should be sent directly to the SEC at the following address:

Sebastian Gomez Abero
Office of Small Business Policy
Division of Corporation Finance
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-3628
E-mail:  ________________

We would also appreciate if a copy of such notice could be sent to the undersigned at 301 Commerce St., Suite 3500, Fort Worth, TX 76109 and via e-mail to _____________________.

___________________________________________________________________________________________________________________________________________________________

5013927-S and FST-CV-12-6014987-S, styled Charles Henry II, Ahmed Ammar, John P. Vaile as Trustee of John P. Vaile Living Trust, John Paul Otieno, SOSventures, LLC, Bradford Higgins, William Mahoney, Robert J. Conrads, Edward M. Conrads, William F. Pettinati, Jr. individually and derivatively on behalf of Giddings Oil & Gas LP, Hunton Oil Partners LP and Asym Energy Fund LP v. Gregory Imbruce, Giddings Investments LLC, Giddings Genpar LLC, Hunton Oil Genpar LLC, Asym Capital III LLC, Starboard Resources, Inc., Glenrose Holdings LLC and Asym Energy Investments LLC dated June 6, 2013.

Cynthia Antanaitis
Assistant Director
Securities Investment Division
Connecticut Department of Banking
December 18, 2013

We appreciate your attention to this matter.  We include the following documents for your consideration:

1)	Starboard’s Form S-1/A dated October 25, 2013 (without exhibits);

2)	Starboard’s Form 10-Q dated November 13, 2013 (without exhibits);

3)	Notice of Effectiveness on Starboard’s Form S-1 registration statement dated November 12, 2013;

4)	Correspondence from SEC dated November 12, 2013 relating to Starboard’s Form 10 registration statement; and

5)
Third Amended Complaint in Cause Nos. FST-CV-12-5013927-S and FST-CV-12-6014987-S, styled Charles Henry II, Ahmed Ammar, John P. Vaile as Trustee of John P. Vaile Living Trust, John Paul Otieno, SOSventures, LLC, Bradford Higgins, William Mahoney, Robert J. Conrads, Edward M. Conrads, William F. Pettinati, Jr. individually and derivatively on behalf of Giddings Oil & Gas LP, Hunton Oil Partners LP and Asym Energy Fund LP v. Gregory Imbruce, Giddings Investments LLC, Giddings Genpar LLC, Hunton Oil Genpar LLC, Asym Capital III LLC, Starboard Resources, Inc., Glenrose Holdings LLC and Asym Energy Investments LLC dated June 6, 2013.

The exhibits referenced in the Form S-1/A and Form 10-Q may be found on the SEC website where cross-referenced in the Form S-1/A and Form 10-Q respectively.

If you need any additional information, please contact the undersigned at 817-878-0547 or jfahy@whitakerchalk.com.

Very truly yours,

John R. Fahy
                                                  Whitaker Chalk Swindle & Schwartz, PLLC

cc:           Elena Zweifler
Connecticut Department of Banking